EXHIBIT 99.1
HEALTHCARE SERVICES GROUP, INC.
REPORTS RESULTS FOR THE THREE MONTHS AND YEAR ENDED
DECEMBER 31, 2007
•	Annual net income up 16% over 2006 annual net income on a 13% increase in revenues

•	Quarterly cash dividend raised 9% over 2007 third quarter cash dividend and 44% over 2006 fourth quarter cash dividend
Bensalem, PA — February 12, 2008, Healthcare Services Group, Inc. (NASDAQ-HCSG) reported that revenues for the three months ended December 31, 2007 increased 6% to $148,584,000 compared to $139,790,000 for the same 2006 period. Net income for the three months ended December 31, 2007 increased to $7,305,000 or $.17 per basic and diluted common share, compared to 2006 fourth quarter net income of $7,227,000 or $.17 per basic and diluted common share. The 2006 fourth quarter net income results included a $333,000 benefit related to a reduction in our deferred compensation liability.
          The Company also reported that revenues for the year ended December 31, 2007 increased by 13% to $577,721,000 compared to $511,631,000 for the 2006 year. In addition net income for the year increased over 16% to $29,578,000 or $.70 per basic common share and $.67 per diluted common share compared to the year ended December 31, 2006 net income of $25,452,000 or $.62 per basic common share and $.59 per diluted common share.

2008 Earnings Release	February 12, 2008
          Additionally, on January 22, 2008, our Board of Directors declared a regular quarterly cash dividend of $.13 per common share, payable on February 15, 2008 to shareholders of record at the close of business February 4, 2008. This dividend represents a 9% increase over the dividend declared for the 2007 third quarter and a 44% increase over the 2006 same period payment. It is the nineteenth consecutive regular quarterly cash dividend payment, as well as the eighteenth consecutive increase since our initiation of regular quarterly cash dividend payments in 2003.
               The Company announced that it will make a presentation on February 13, 2008 regarding the Company at the “UBS Warburg Global Healthcare Services Conference” at the Grand Hyatt in New York City. Additionally, this presentation will be audio webcast at www.ibb.ubs.com.
          Cautionary Statement Regarding Forward-Looking Statements
This report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), as amended, are not historical facts but rather based on current expectations, estimates and projections about our business and industry, our beliefs and assumptions. Words such as “believes,” “anticipates,” “plans,” “expects,” “will,” “goal,” and similar expressions are intended to identify forward-looking statements. The inclusion of forward-looking statements should not be regarded as a representation by us that any of our plans will be achieved. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Such forward-looking information is also subject to various risks and uncertainties. Such risks and uncertainties include, but are not

2008 Earnings Release	February 12, 2008
limited to, risks arising from our providing services exclusively to the health care industry, primarily providers of long-term care; credit and collection risks associated with this industry; one client accounting for approximately 16% of revenues in 2007; risks associated with our acquisition of Summit Services Group, Inc., including integration risks and costs, or such business not achieving expected financial results or synergies or failure to otherwise perform as expected; our claims experience related to workers’ compensation and general liability insurance; the effects of changes in, or interpretations of laws and regulations governing the industry, including state and local regulations pertaining to the taxability of our services; and the risk factors described in our Form 10-K filed with the Securities and Exchange Commission for the year ended December 31, 2006 Part I thereof under ’’Government Regulation of Clients’’, ''Competition’’ and ''Service Agreements/Collections’’, and under Item IA “Risk Factors”. Many of our clients’ revenues are highly contingent on Medicare and Medicaid reimbursement funding rates, which Congress has affected through the enactment of a number of major laws during the past decade. These laws have significantly altered, or threatened to alter, overall government reimbursement funding rates and mechanisms. The overall effect of these laws and trends in the long-term care industry have affected and could adversely affect the liquidity of our clients, resulting in their inability to make payments to us on agreed upon payment terms. These factors, in addition to delays in payments from clients, have resulted in, and could continue to result in, significant additional bad debts in the near future. Additionally, our operating results would be adversely affected if unexpected increases in the costs of labor and labor related costs, materials, supplies and equipment used in performing services could not be passed on to our clients.

2008 Earnings Release	February 12, 2008
          In addition, we believe that to improve our financial performance we must continue to obtain service agreements with new clients, provide new services to existing clients, achieve modest price increases on current service agreements with existing clients and maintain internal cost reduction strategies at our various operational levels. Furthermore, we believe that our ability to sustain the internal development of managerial personnel is an important factor impacting future operating results and successfully executing projected growth strategies.
          Healthcare Services Group, Inc. is the largest national provider of professional housekeeping, laundry and food services to long-term care and related facilities.

Company Contacts:
Daniel P. McCartney	Thomas Cook
Chairman and Chief Executive Officer	President and Chief Operating Officer
215-639-4274	215-639-4274

HEALTHCARE SERVICES GROUP, INC.
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	For the Year Ended
	December 31,
	2007	2006
Revenues	$577,721,000	$511,631,000
Operating costs and expenses:
Cost of services provided	493,364,000	438,617,000
Selling, general and administrative	40,284,000	37,196,000
Other income:
Investment and interest income	4,022,000	4,905,000

Income before income taxes	48,095,000	40,723,000
Income taxes	18,517,000	15,271,000

Net income	$29,578,000	$25,452,000

Basic earnings per Common Share	$.70	$.62

Diluted earnings per Common Share	$.67	$.59

Cash dividends per common share	$.42	$.31

Basic weighted average number of common shares outstanding	42,286,000	41,176,000

Diluted weighted average number of common shares outstanding	43,847,000	43,148,000

HEALTHCARE SERVICES GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	December 31, 2007	December 31, 2006
Cash and cash equivalents	$92,461,000	$72,997,000
Accounts receivable, net	82,951,000	78,086,000
Other current assets	19,686,000	17,154,000

Total current assets	195,098,000	168,237,000

Property and equipment, net	4,303,000	4,875,000
Notes receivable- long term, net	6,058,000	7,861,000
Goodwill , net	15,020,000	14,543,000
Other Intangible Assets, net	6,090,000	7,148,000
Deferred compensation funding	10,361,000	7,385,000
Other assets	6,438,000	5,507,000

Total Assets	$243,368,000	$215,556,000

Accrued insurance claims- current	$4,302,000	$4,647,000
Other current liabilities	23,579,000	22,963,000

Total current liabilities	27,881,000	27,610,000

Accrued insurance claims- long term	10,037,000	10,843,000
Deferred compensation liability	10,732,000	11,626,000
Stockholders’ equity	194,718,000	165,477,000

Total Liabilities and Stockholders’ Equity	$243,368,000	$215,556,000

HEALTHCARE SERVICES GROUP, INC.
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	For the Three Months Ended
	December 31,
	2007	2006
Revenues	$148,584,000	$139,790,000
Operating costs and expenses:
Cost of services provided	127,490,000	118,398,000
Selling, general and administrative	9,802,000	10,885,000
Other income:
Investment and interest income	586,000	1,288,000

Income before income taxes	11,878,000	11,795,000
Income taxes	4,573,000	4,568,000

Net income	$7,305,000	$7,227,000

Basic earnings per common share	$.17	$.17

Diluted earnings per common share	$.17	$.17

Cash dividends per common share	$.12	$.09

Basic weighted average number of common shares outstanding	42,737,000	41,411,000

Diluted weighted average number of common shares outstanding	44,033,000	43,479,000